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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-l of our reports dated December 8, 2006, relating to (1) the financial statements and financial statement schedule of Tyco International Ltd. and subsidiaries (the "Company"), (which report expresses an unqualified opinion and includes explanatory paragraphs relating to a) the Company's adoption of Statement of Financial Accounting Standards (SFAS) No. 123R, Share—Based Payment, and Financial Accounting Standards Board ("FASB") Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143, b) the Company's change in the measurement date of its pension and post retirement plans from September 30 to August 31 in 2005 and c) the restatement of the accompanying 2005 and 2004 consolidated financial statements) and (2) management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of the Company for the year ended September 29, 2006 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
January 16, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM